UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 31, 2007

MYSTARU.COM, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	333-62236	35-2089848
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9/F., Beijing Business World,
56 Dongxinglong Avenue, CW District, Beijing, China 100062
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code - (86) 10 6702 6968

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On October 25, 2007, MyStarU.com, Inc. (the “Registrant”) dismissed Child, Van Wagoner & Bradshaw, PLLC (“CV&B”) as its independent auditors, effective immediately. On October 25, 2007, the Registrant engaged DNTW Chartered Accountants, LLP (“DNTW”) as its successor independent audit firm. The Registrant’s dismissal of CV&B and engagement of DNTW was approved by the Registrant’s Board of Directors on October 25, 2007.

CV&B’s audit reports on the Registrant’s consolidated financial statements as of the fiscal years ended September 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Registrant’s financial statements for each of the two most recently filed financial statements for the years ended September 30, 2006 and 2005 and through the date hereof, there were no disagreements between the Registrant and CV&B on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CV&B’s satisfaction, would have caused CV&B to make reference to the matter in its reports on the financial statements for such years.

In connection with the audits of the Registrant’s financial statements for each of the two most recently filed financial statements for the years ended September 30, 2006 and 2005 and through the date hereof, there have been no “reportable events” as defined in Regulation S-B, Item 304(a)(1)(iv).

The Registrant has requested that CV&B furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of CV&B’s letter will be filed with the SEC upon receipt.

In deciding to select DNTW, the Board of Directors reviewed auditor independence issues and existing commercial relationships with DNTW and concluded that DNTW has no commercial relationship with the Registrant that would impair its independence. During the Registrant’s fiscal years ended September 30, 2006 and 2005 and through the date hereof, the Registrant did not consult with DNTW regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Chief Financial Officer

Effective October 29, 2007, Yan Liu resigned as Chief Financial Officer of the Registrant.

Appointment of Chief Financial Officer

On October 29, 2007, the Registrant appointed James T. Crane to serve as its Chief Financial Officer.

Mr. Crane is the founder of J. Crane & Company, P.C., a Cambridge, Massachusetts-based professional services firm (the “Firm”).  The Firm is registered with the Public Company Accounting Oversight Board to conduct audits of public companies and currently provides auditing, accounting, tax and public company regulatory compliance services to clientele in 23 states and 6 foreign countries.

Mr. Crane is a certified public accountant licensed by Massachusetts and in good standing.  Prior to organizing J. Crane & Company, P.C., Mr. Crane was a partner in the Lexington, Massachusetts professional services firm of Baker, O’Connor & Sullivan, LLC.  Mr. Crane began his career with Ernst & Young.  Mr. Crane received a B.S. degree in Accountancy from BentleyCollege.  Mr. Crane currently serves as a director of Commerce Planet, Inc., an affinity and lead generation services company, which is traded publicly on the Over the Counter Bulletin Board. Mr. Crane also serves and has served as Chief Financial Officer of several current and former clients of J. Crane & Company, P.C. and has served and continues to serve as a member of the board of directors of various Boston-area not-for-profits.  Mr. Crane is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

In connection with Mr. Crane’s appointment, the Registrant has entered into a compensation arrangement whereby Mr. Crane is entitled to receive 735,000 shares of the Registrant’s common stock, to vest over a two year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYSTARU.COM, INC.

Date: October 31, 2007	By:	/s/ Alan Lun
Alan Lun
Chief Executive Officer